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                                                                    EXHIBIT 23.1

                          Independent Auditors' Consent

The Board of Directors
Wright Medical Group, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-75176, 333-90024 and 333-108638) on Form S-8 of Wright Medical Group, Inc.
of our report dated February 11, 2004, with respect to the consolidated balance sheets of Wright Medical Group, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity and comprehensive income and cash flows for the years then ended, and all related financial statement schedules, which report appears in the December 31, 2003, annual report on Form 10-K of Wright Medical Group, Inc.

Our report refers to our audit of the restatement adjustment to conform to the presentation of losses from extinguishment of debt required by Statement of Financial Accounting Standards (SFAS) No. 145, "Rescission of FASB Statements No. 4 and 64, Amendment of FASB No. 13, and Technical Corrections," which was adopted by the Company on January 1, 2003. We audited the adjustment described in Note 2 that was applied to restate the 2001 financial statements related to the adoption of SFAS No. 145. In our opinion, such adjustment is appropriate and has been properly applied.

Our report also refers to the revisions to include transitional disclosures required by Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," which was adopted by the Company as of January 1, 2002, as more fully described in Note 6 to the consolidated financial statements.

We were not engaged to audit, review, or apply any procedures to the 2001 consolidated financial statements of Wright Medical Group, Inc. other than with respect to the adjustment and disclosures referred to above and, accordingly, we do not express an opinion or any other form of assurance on the 2001 consolidated financial statements taken as a whole.

                                  (Signed) KPMG LLP

Memphis, Tennessee
February 20, 2004